As filed with the Securities and Exchange Commission on January 24, 2024.

Registration No. 333-275994

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GameSquare Holdings, Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	7311	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

6775 Cowboys Way, Ste. 1335, Frisco, Texas, USA, 75034

(216) 464-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Computershare Trust Company of Canada

100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1

(416) 263-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alan A. Lanis, Jr. Baker & Hostetler LLP 11601 Wilshire Boulevard, Suite 1400 Los Angeles, California 90025-0509 (310) 442-8850	D. Thomas Triggs Brian A. Sullivan Sullivan & Triggs, LLP 1230 Montana Avenue, Suite 201 Santa Monica, CA 90403 310-451-8300

From time to time after the effective date of this Registration Statement and upon completion of the transaction described in the enclosed proxy statement/prospectus.

(Approximate date of commencement of proposed sale to the public): As soon as practicable after the effectiveness of this registration statement and all other conditions to the Merger described herein have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

U.S. Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
U.S. Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form F-4 (File No. 333-275994) (“Registration Statement”) is being filed as an exhibits-only filing solely for the purpose of updating Exhibit 8.1 of the Registration Statement. This Amendment No. 2 does not modify any provisions of the proxy statement/prospectus that forms a part of the Registration Statement and accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1*	Opinion of Baker & Hostetler LLP as to the validity of the common shares of GameSquare Holdings, Inc. being registered
8.1	Opinion of Baker & Hostetler LLP regarding material U.S. federal income tax matters
23.1*	Consent of Marcum LLP relating to the financial statements of FaZe
23.2*	Consent of Kreston GTA LLP relating to the financial statements of GameSquare
23.3*	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)
99.1*	Form of Proxy Voting Card of FaZe Holdings Inc.
99.2*	Consent of Current Capital Securities LLC
107.1*	Calculation of Filing Fee Table

* Previously filed.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on January 24, 2024

GAMESQUARE HOLDINGS INC.

By:	/s/ Justin Kenna
Name:	Justin Kenna
Title:	Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated:

Signature	Title	Date

/s/ Justin Kenna	Chief Executive Officer and Director	January 24, 2024
Justin Kenna	(Principal Executive Officer)

/s/ Michael Munoz	Chief Financial Officer	January 24, 2024
Michael Munoz	(Principal Financial Officer)

/s/ Stuart Porter	Director	January 24, 2024
Stuart Porter

/s/ Tom Walker	Director	January 24, 2024
Tom Walker

/s/ Travis Goff	Director	January 24, 2024
Travis Goff

/s/Jeremi Gorman	Director	January 24, 2024
Jeremi Gorman

/s/ Lou Schwartz	Director	January 24, 2024
Lou Schwartz